UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware  001-12000  13-3696015

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

468 N. Camden Drive, Suite 315, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 285-5350

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 1, 2007, that certain closing (the “Closing”) took place by and between Emvelco Corp. (the “Company”) and AP Holdings, on the one hand and Kidron Industrial Holdings, Ltd. (“Kidron”) on the other hand, in connection with that certain agreement dated July 19, 2007 with respect to the transfer of certain of the Company’s assets to Kidron (the “Kidron Transaction”), as reported on the Company’s 8-K filings dated June 11, 2007 and July 26, 2007.

In the Minutes of Completion of the Agreement dated July 19, 2007 (the “Agreement”) that was conducted on November 1, 2007, the Parties acknowledged that the preliminary conditions for the Kidron Transaction were satisfied, that due diligence on the acquired assets; namely, the capital stock of Verge Living Corporation (“Verge”) and Sitnica, d.o.o. (“Sitnica”) had been completed and accepted, and that the Company shall receive and be issued pursuant to the Closing 734,060,505 shares of stock in Kidron.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Minutes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	November 5, 2007
Beverly Hills, California